Exhibit T3A-20

IJfie :First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “COL. CARE (DELAWARE) LLC”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF JULY, A.D. 2013, AT 4:10 O’CLOCK P.M.

State of Delaware Secretary of State Division of Corporations Delivered 04:21 PM 07/31/2013 FTLED 04:10PM 07/31/2013 SRV 130940467—5376442 FTLE STATE of DELAWARE LIMITED LIABILITY COMPANY CERTIFICATE of iFORMATION First: The name of the limited liability company is Col. Care (Delaware) LLC Second: The address of its registered office in the State of Delaware is _____code 19904 . The name of its Registered agent at such address is United Corporate Services, Inc. Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is __________.”) Fonrth: (Insert any other matters the members determine to include herein.) In Witness Whereof, the undersigned have executed this Certificate of Formation this -=3’-“1’-“s”“t__ day of July , 2013 By:ls/ Michael Abbott Authorized Person ( s) Name:Michael Abbott